UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2021

VIRACTA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51531	94-3295878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2533 S Coast Hwy 101, Suite 210 Cardiff, California	92007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 400-8470

Sunesis Pharmaceuticals, Inc.

395 Oyster Point Boulevard, Suite 400

South San Francisco, CA 94080

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	VIRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 24, 2021, Sunesis Pharmaceuticals, Inc. (the “Company”) completed its business combination with Viracta Therapeutics, Inc. (“Viracta”), in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated November 29, 2020, by and among the Company, Sol Merger Sub, Inc. (“Merger Sub”) and Viracta (the “Merger Agreement”), pursuant to which Merger Sub merged with and into Viracta, with Viracta surviving as a wholly owned subsidiary of the Company (the “Merger”).

Also, on February 24, 2021, in connection with and immediately prior to the effective time of the Merger (the “Effective Time”), the Company effected a reverse stock split of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at a ratio of 3.5:1 (the “Reverse Stock Split”), and changed its name from “Sunesis Pharmaceuticals, Inc.” to “Viracta Therapeutics, Inc.” (the “Name Change”). Following the completion of the Merger, the business conducted by the Company became primarily the business conducted by Viracta, a clinical-stage, biomarker-directed precision oncology company focused on advancing new medicines for the treatment of virus-associated malignancies.

Under the terms of the Merger Agreement, the Company issued shares of its Common Stock to Viracta’s stockholders, at an exchange ratio of 0.3917 shares of Common Stock (prior to taking into account the Reverse Stock Split), in exchange for each share of Viracta’s common stock outstanding as of the Effective Time (including the shares of common stock issuable upon conversion of all shares of preferred stock prior to the Effective Time). The Company also assumed all of the stock options issued and outstanding under the Viracta 2016 Equity Incentive Plan, as amended, (the “Viracta Plan”) and issued and outstanding warrants of Viracta, with such stock options and warrants henceforth representing the right to purchase a number of shares of Common Stock equal to 0.3917 multiplied by the number of shares of Viracta’s common stock previously represented by such stock options and warrants, as applicable, prior to taking into account the Reverse Stock Split.

Immediately following the Effective Time, there were approximately 37.0 million shares of Common Stock outstanding (post Reverse Stock Split). Immediately following the Effective Time, the former Viracta stockholders owned approximately 86.05% of the outstanding shares of Common Stock, and the Company’s stockholders immediately prior to the Merger, whose shares of Common Stock remain outstanding after the Merger, owned approximately 13.95% of the outstanding shares of Common Stock.

The issuance of the shares of Common Stock to the former stockholders of Viracta was registered with the U.S. Securities and Exchange Commission (the “SEC”) on a Registration Statement on Form S-4 (Reg. No. 333-251567) (the “Registration Statement”). The issuance of the shares of Common Stock to holders of stock options issued, or to be issued, under the Viracta 2016 Equity Incentive Plan will be registered with the SEC on a Registration Statement on Form S-8.

The Common Stock, which was previously listed on The Nasdaq Stock Market LLC (“Nasdaq”) and traded through the close of business on February 24, 2021, under the ticker symbol “SNSS,” will commence trading on Nasdaq under the ticker symbol “VIRX” on February 25, 2021. The shares previously traded on The Nasdaq Capital Market but will begin trading on The Nasdaq Global Select Market as of February 25, 2021. The Common Stock has a new CUSIP number, 92765F108.

The foregoing description of the Merger Agreement, the Reverse Stock Split and the Name Change do not purport to be complete and are qualified in its entirety by reference to the full text of the Merger Agreement that was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 30, 2020 and the certificates of amendment to the amended and restated certificate of incorporation to effect the Reverse Stock Split and the Name Change, copies of which are attached as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and are incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

As previously disclosed, at a special meeting of the Company’s stockholders held on February 22, 2021 (the “Special Meeting”), the Company’s stockholders approved the Reverse Stock Split.

On February 24, 2021, in connection with the Merger and effective at 4:02 p.m. Eastern Time, immediately prior to the Effective Time, the Company amended its amended and restated certificate of incorporation to effect the Reverse Stock Split and the Name Change. As of the opening of trading on Nasdaq on February 25, 2021, the Common Stock will begin to trade on a Reverse Stock Split-adjusted basis.

As a result of the Reverse Stock Split, the number of issued and outstanding shares of Common Stock immediately prior to the Reverse Stock Split was reduced into a smaller number of shares, such that every 3.5 shares of Common Stock held by a stockholder immediately prior to the Reverse Stock Split were combined and reclassified into one share of Common Stock after the Reverse Stock Split. Immediately following the Reverse Stock Split and the Merger, there were approximately 37.0 million shares of Common Stock outstanding.

No fractional shares were issued in connection with the Reverse Stock Split. In accordance with the certificate of amendment to the amended and restated certificate of incorporation of the Company, any fractional shares resulting from the Reverse Stock Split were rounded down to the nearest whole number and each stockholder who would otherwise be entitled to a fraction of a share of Common Stock upon the consummation of the Reverse Stock Split (after aggregating all fractions of a share to which such stockholder would otherwise be entitled) shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing sales price of a share of Common Stock (as adjusted to give effect to the Reverse Stock Split) as reported on Nasdaq on February 24, 2021, the date the certificate of amendment was filed with the Secretary of State of the State of Delaware.

In accordance with the certificate of amendment to the amended and restated certificate of incorporation of the Company, no corresponding adjustment was made with respect to the Company’s authorized Common Stock or Preferred Stock. The Reverse Stock Split has no effect on the par value of Common Stock or Preferred Stock of the Company. Immediately after the Reverse Stock Split, prior to giving effect to the Merger, each stockholder’s percentage ownership interest in the Company and proportional voting power remained unchanged, other than as a result of the rounding to eliminate fractional shares, as described in the preceding paragraph. The rights and privileges of the holders of shares of Common Stock will be unaffected by the Reverse Stock Split.

The foregoing descriptions of the certificate of amendment to the amended and restated certificate of incorporation of the Company to effect the Reverse Stock Split are not complete and are subject to and qualified in their entirety by reference to such certificate of amendment to the amended and restated certificate of incorporation, a copy of which is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Pursuant to the Merger Agreement, each of the directors of the Company who would not be continuing as directors after the completion of the Merger resigned from the Board of Directors of the Company (the “Board”) and any respective committees of the Board to which they belonged as of the closing of the Merger. In connection with the Merger, the size of the Board post-Merger was set at a total of seven directors. Pursuant to the terms of the Merger Agreement, one of such directors was designated by the Company pre-Merger and six of such directors were designated by Viracta.

In accordance with the Merger Agreement, on February 24, 2021, immediately prior to the effective time of the Merger, Steve R. Carchedi, Steven B. Ketchum, Ph.D., Homer L. Pearce, Ph.D., David C. Stump, M.D., H. Ward Wolff, and James W. Young, Ph.D. resigned from the Board and any respective committees of the Board to which they belonged.

Following such resignations and effective as of the Effective Time, the following individuals were appointed to the following classes of the Board, to serve until the next annual meeting of stockholders at which the members of such director’s class are to stand for election (subject to the Company’s amended and restated bylaws) or until such director’s earlier death, resignation or removal or until such director’s successor is duly elected and qualified:

Director	Class
Roger J. Pomerantz, M.D. (Chair)	Class III
Michael Huang, M.S., M.B.A.	Class I
Sam Murphy, Ph.D.	Class I
Gur Roshwalb, M.D.	Class I
Nicole Onetto, M.D.	Class II
Thomas E. Darcy	Class II
Ivor Royston, M.D.	Class III

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, on February 24, 2021, effective as of the Effective Time, Steve R. Carchedi, Steven B. Ketchum, Ph.D., Homer L. Pearce, Ph.D., David C. Stump, M.D., H. Ward Wolff, and James W. Young, Ph.D. resigned from the Board and any respective committees of the Board on which they served, which resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

Termination of Executive Officers

Also, pursuant to the Merger Agreement, on February 24, 2021, effective as of the Effective Time, the Company terminated the employment of Parvinder S. Hyare, the Company’s interim Chief Executive Officer, Tina Gullota, the Company’s Principal Financial Officer, and Judith A. Fox, Ph.D., the Company’s Chief Scientific Officer. In connection with the termination of the employment, such officers resigned from all of the positions they held with the Company and its subsidiaries.

Appointment of Officers

Effective as of the Effective Time, the Board appointed Ivor Royston, M.D., as the Company’s Chief Executive Officer and President, Daniel Chevallard as the Company’s Chief Financial Officer and Secretary, and Lisa Rojkjaer, M.D., as the Company’s Chief Medical Officer. There are no family relationships among any of the Company’s directors and executive officers.

Ivor Royston, M.D.

Dr. Royston has served as Chief Executive Officer and President of Viracta since 2015, and has served as a member of Viracta’s board of directors since October 2007. From 1990 to 2017, Dr. Royston was a Managing Partner of Forward Ventures, a life science venture capital firm. From 1990 to 2000, Dr. Royston also held the position of Chief Executive Officer of the Sidney Kimmel Cancer Center. Prior to that, Dr. Royston was the Director of Clinical Immunology at University of California, San Diego Cancer Center. Dr. Royston was the co-founder of Hybritech, Inc., which developed the PSA test for prostate cancer; and the co-founder of IDEC Corporation, which developed a monoclonal antibody therapy for cancer, and which subsequently merged with Biogen to form Biogen Idec, now Biogen. Dr. Royston currently serves on the board of directors of Biocept, Inc. (NASDAQ:BIOC). Dr. Royston received his B.A. and M.D. degrees from Johns Hopkins University and completed post-doctoral training in internal medicine and medical oncology at Stanford University.

Daniel Chevallard

Mr. Chevallard has served as Chief Financial Officer of Viracta since July 2019. Previously, Mr. Chevallard served as the Chief Financial Officer and principal financial officer at Regulus Therapeutics from May 2017 to July 2019. Mr. Chevallard joined Regulus Therapeutics in December 2012 as Vice President, Accounting and Financial Reporting and served as Vice President, Finance from May 2013 to April 2017. Prior to joining Regulus Therapeutics, Mr. Chevallard held various senior roles in corporate finance, accounting and financial reporting including Controller and Senior Director, Finance of Prometheus Laboratories Inc. (acquired by Nestlé Health Science in July 2011). Prior to joining Prometheus, Mr. Chevallard spent approximately five years in public accounting at Ernst & Young, LLP in their assurance services practice. He received his Bachelor of Accountancy from the University of San Diego and is a Certified Public Accountant in the state of California.

Lisa Rojkjaer, M.D.

Dr. Lisa Rojkjaer joined Viracta Therapeutics in May 2020 as Chief Medical Officer. Previously, Dr. Rojkjaer served as the Chief Medical Officer at Nordic Nanovector from November 2016 to April 2020. Prior to this, Dr. Rojkjaer held several senior management positions in biotech and global pharmaceutical companies. She was the Global Clinical Program Head for AML at Novartis Oncology from October 2013 to November 2016. Her previous roles also included Chief Medical Officer at Molecular Partners, and Vice President, Head of Clinical Development at MorphoSys AG. Dr. Rojkjaer received her medical degree from the University of Toronto, where she also completed her internal medicine and hematology training.

Agreements with Dr. Royston, Mr. Chevallard, and Dr. Rojkjaer

Viracta has entered into executive employment agreements with each of Dr. Royston, Mr. Chevallard, and Dr. Rojkjaer (the “Employment Agreements”), which are continuing in effect following the closing of the Merger. The Employment Agreements supersede all other or prior agreements with respect to Viracta’s named executive officers’ employment terms. Employment under the Employment Agreements is at will and may be terminated at any time by Viracta or by the applicable officer. Pursuant to the Employment Agreements, each officer is entitled to: (i) an annual base salary, currently $486,500 in the case of Dr. Royston, $389,400 in the case of Mr. Chevallard, and $425,500 in the case of Dr. Rojkjaer, and (ii) a discretionary annual bonus, 50% of his annual base salary in the case of Dr. Royston, 40% of his annual base salary in the case of Mr. Chevallard, and 40% of her annual base salary in the case of Dr. Rojkjaer, based on achievement of performance objectives to be determined by the Board. If any officer’s employment is terminated without cause (other than due to his or her death or disability) or if the officer resigns for good reason at any time, then the officer is entitled to receive (A) continuing payments of base salary at the rate in effect at the time of termination, less applicable withholdings, for a period following his employment termination date of 12 months in the case of Dr. Royston and 9 months in the case of Mr. Chevallard and Dr. Rojkjaer, (B) reimbursement for the cost of continuation of health coverage for each officer and their eligible dependents pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), until the earlier of (1) following termination of his or her employment, for 12 months in the case of Dr. Royston, Mr. Chevallard, and Dr. Rojkjaer or (2) the date such officer and their eligible dependents are no longer eligible for COBRA, and (C) vesting acceleration of outstanding stock options up to 100% in certain circumstances. The foregoing benefits are conditioned upon Dr. Royston, Mr. Chevallard, and Dr. Rojkjaer, as applicable, signing and not revoking a release of claims within 60 days following such officer’s employment termination date. The foregoing description of the Employee Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Employee Agreements that were filed as Exhibits 10.18, 10.19, 10.20 to the Company’s Amendment No. 1 to Registration Statement on Form S-4, filed with the SEC on January 13, 2021, and incorporated herein by reference.

The information set forth in Item 5.01 of this Current Report on Form 8-K with respect to the appointment of directors to the Company’s board of directors pursuant to and in accordance with the Merger Agreement is incorporated by reference into this Item 5.02(d). Each of Ivor Royston, M.D., Michael Huang, M.S., M.B.A., Sam Murphy, Ph.D., Roger J. Pomerantz, M.D., Gur Roshwalb, M.D., and Thomas Darcy, entered into the Company’s standard form of indemnification agreement with the Company, effective as of February 24, 2021, the form of which is incorporated by reference to Exhibit 10.5 of the Company’s Registration Statement on Form S-1 (File No. 333-121646), as amended, originally filed on April 19, 2006.

Audit Committee

Effective as of the Effective Time, Gur Roshwalb, M.D., Sam Murphy, Ph.D., and Thomas E. Darcy were appointed to the audit committee of the Board, and Mr. Darcy was appointed as the chairman of the audit committee.

Compensation Committee

Effective as of the Effective Time, Roger J. Pomerantz, M.D., Nicole Onetto, M.D. and Thomas E. Darcy were appointed to the compensation committee of the Board, and Dr. Onetto was appointed as the chairman of the compensation committee.

Nominating and Corporate Governance Committee

Effective as of the Effective Time, Roger J. Pomerantz, M.D., Gur Roshwalb, M.D., and Michael Huang, M.S., M.B.A. were appointed to the nominating and corporate governance committee of the Board, and Dr. Pomerantz was appointed as the chairman of the nominating and corporate governance committee.

Roger J. Pomerantz, M.D., Director and Chair

Dr. Pomerantz has served as a member of the board of directors of Viracta since June 2020 and was appointed Chair in September 2020. Dr. Pomerantz has been President, Chief Executive Officer and Chairman of the Board of ContraFect Corporation (NASDAQ: CFRX) since April 2019. Previously, Dr. Pomerantz was a Venture Partner at Flagship Pioneering from 2014 through 2019. In addition, he served as the President, Chief Executive Officer and Chairman of the Board of Seres Therapeutics from 2014-2019, where he continues to serve as Senior Advisor to its Board of Directors. Previously, Dr. Pomerantz was Senior Vice President, Worldwide Head of Licensing & Acquisition at Merck & Co., Inc and prior to that was Senior Vice President and Global Franchise Head of Infectious Diseases at Merck. Prior to joining Merck, Dr. Pomerantz was Global Head of Infectious Diseases for Johnson & Johnson Pharmaceuticals. He also served as Chief Executive Officer of Tibotec Pharmaceuticals, Inc. Dr. Pomerantz currently serves on the boards of Intec Pharma Ltd. (NASDAQ: NTEC). Dr. Pomerantz received his B.A. in Biochemistry at the Johns Hopkins University and his M.D. at the Johns Hopkins School of Medicine. He received post-graduate training at the Massachusetts General Hospital, Harvard Medical School and M.I.T. Dr. Pomerantz is Board Certified in both internal medicine and infectious diseases. He was Professor of Medicine, Biochemistry and Molecular Pharmacology, Chief of Infectious Diseases, and the Founding Director and Chair of the Institute for Human Virology and Biodefense at the Thomas Jefferson University and Medical School.

Michael Huang, M.S., M.B.A., Director

Mr. Huang has served as a member of the board of directors of Viracta since 2019. He has been a managing partner at Taiwania Capital Management Company’s Life Science Fund since 2018. Prior to joining Taiwania, Mr. Huang was the Co-founder and Chief Executive Officer of NeuroVive Pharmaceutical Asia, Inc. (NVP Asia). Prior to NPV Asia, Mr. Huang had served as head of investor relations for TWi Pharmaceuticals, Inc., a specialty generics company in Taiwan. Mr. Huang currently serves on the board of directors of Frequency Therapeutics (NASDAQ: FREQ), Elixiron Therapeutics, Inc., Regenacy Pharmaceuticals, Inc., Fractyl Laboratories, Inc. and Point Robotics Medtech, Inc. Mr. Huang earned a M.S. degree in Chemistry from the University of Texas at Arlington and an MBA degree from Rice University’s Jones Graduate School of Business.

Sam Murphy, Ph.D., Director

Dr. Murphy has served as a member of the board of directors of Viracta since January 2019. He has been a Vice President and Head of International Business Development for Shenzhen Salubris Pharmaceutical Co. Ltd. since 2017, and currently serves as Chief Executive Officer of its United States subsidiary, Salubris Biotherapeutics, Inc. Prior to joining Salubris, Dr. Murphy worked for ten years in strategy consulting and transaction advisory services across several global firms including IMS (now IQVIA) and Simon-Kucher & Partners. Dr. Murphy currently serves on the boards of GO Therapeutics, Inc. (chair) and MedAlliance S.A. Dr. Murphy earned a B.A. in Biochemistry, Ph.D. in Molecular Biology with a concentration in Virology and completed his Post-Doctoral Fellowship in Gene Therapy and Translational Medicine at the University of Pennsylvania.

Gur Roshwalb, M.D., Director

Dr. Roshwalb has served as a member of the board of directors of Viracta since November 2020. He has been a Managing Director at aMoon since January 2019. Prior to joining aMoon, he was Chief Executive Officer and Director at several private and public biotech companies, including Akari Therapeutics Plc (NASDAQ: AKTX). Prior to his operational roles, Dr. Roshwalb was a Vice President at Venrock, where he was an investment professional on the healthcare team investing in both private and public companies. Dr. Roshwalb started his finance career at Piper Jaffray, where he worked as a vice president and equity analyst. Prior to Piper, Dr. Roshwalb was in private practice in New York following residency training in internal medicine at Mount Sinai Medical Center, where he served as Chief Resident. Dr. Roshwalb obtained his medical degree from Albert Einstein College of Medicine of Yeshiva University, his MBA from the NYU Stern School of Business and a B.A. from Columbia University.

Nicole Onetto, M.D., Director

Dr. Onetto is continuing on the board of directors of the combined company upon the closing of the Merger, Dr. Onetto has served as a member of the board of directors of Sunesis since September 2019. Dr. Onetto is a medical doctor and independent consultant in oncology, drug development, and translational research. She was Deputy Director and Chief Scientific Officer at the Ontario Institute for Cancer Research from 2009 to 2016. From 2005 to 2009 she was Chief Medical Officer at ZymoGenetics, a biotechnology company developing protein therapeutics. From 2002 to 2005, she served at OSI

Pharmaceuticals, a biopharma company developing targeted cancer therapies, first as Executive Vice President Oncology, and then as Chief Medical Officer. Her career in the pharmaceutical industry also includes senior management positions at Bristol-Myers Squibb, Nexstar Pharmaceuticals, which was acquired by Gilead Sciences, and Immunex. Previously, she served for eleven years as a board member of ImmunoGen. Dr. Onetto earned her BS from the University of Paris, and an MS in Pharmacology from the University of Montréal. She obtained her MD and a Hematology-Oncology Certificate from the University of Paris.

Thomas E. Darcy, Director

Mr. Darcy joined the combined company’s board of directors upon the closing of the Merger. Mr. Darcy previously was a co-founder and director of Tocagen Inc. from August 2007 until June 2020. Mr. Darcy also served as Tocagen Inc.’s Chief Financial Officer from August 2007 to February 2017 and as Tocagen’s Executive Vice President from August 2007 to May 2017. Prior to Tocagen, Mr. Darcy served for over five years as Executive Vice President and Chief Financial Officer of Science Applications International Corporation (“SAIC”), a Fortune 500 science and technology company. Mr. Darcy also served as a director and chairman of the audit committee of McAfee, Inc., a publicly-held technology company, for over three years until its sale to Intel Corporation in February 2011. Mr. Darcy currently also serves as a director and audit committee member of Forte Biosciences, Inc. and as a director and chairman of the audit committee of Lytx, Inc., a privately-held technology company. Prior to SAIC, he was an audit Partner in the accounting firm of PricewaterhouseCoopers LLP, where he served as the Managing Partner of both the West and Southwest Region Audit and Business Advisory Service Technology practices, as well as the Managing Partner of the San Diego office. Mr. Darcy is a Certified Public Accountant (inactive) in the state of California and graduated from San Diego State University with a B.S. in Accounting.

Item 5.03. Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

To the extent required by Item 5.03 of Form 8-K, the information contained in Item 2.01 and Item 3.03 of this Current Report on Form 8-K is incorporated by reference herein.

Commencing on February 25, 2021, the Company expects the trading symbol for its Common Stock, which is currently listed on Nasdaq, to change from SNSS to VIRX. The change in trading symbol is related solely to the Name Change.

Item 8.01. Other Events.

On February 24, 2021, the Company issued a press release announcing the completion of the Merger. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The Company intends to file the financial statements of Viracta required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment related to the Reverse Stock Split, filed February 24, 2021

3.2	Certificate of Amendment related to the Name Change, filed February 24, 2021

99.1	Press Release, dated February 24, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 24, 2021

/s/ Ivor Royston, M.D.
Ivor Royston, M.D.
Chief Executive Officer